EXHIBIT 99.1

[Huron Consulting Group Logo]
News

FOR IMMEDIATE RELEASE
February 24, 2009

Huron Consulting Group Reports
Fourth Quarter and Full Year 2008 Financial Results

•	Revenues of $164.0 million for Q4 2008 increased 20.6% from $136.0 million in Q4 2007.
•	Full year 2008 revenues of $615.5 million increased 22.0% from full year 2007 revenues of $504.3 million.
•	Diluted earnings per share for Q4 2008 was $0.59 compared to $0.63 in Q4 2007.
•	Diluted earnings per share for the full year 2008 was $2.13 compared to $2.32 for the full year 2007.
•
Average number of full-time billable consultants(1) totaled 1,515 for Q4 2008 compared to 1,199 for Q4 2007. Average number of full-time equivalent professionals(4) totaled 804 for Q4 2008 compared to 616 in the same period last year.

CHICAGO - February 24, 2009 - Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced financial results for the fourth quarter and full year ended December 31, 2008.

“The current business environment has created unprecedented challenges for companies in many industries,” said Gary E. Holdren, chairman and chief executive officer, Huron Consulting Group. “We were very pleased with the continued strength shown by our Health and Education Consulting segment and the significant demand for our services, particularly in the healthcare provider sector. This year is again shaping up to be a very good year for this segment, which now comprises more than 50 percent of Huron’s revenue.”

“However, revenues in our event-driven Legal and Accounting & Financial Consulting segments fell short of our expectations for the quarter as certain projects were either postponed or did not reach the revenue levels that were anticipated for these assignments,” continued Holdren. “Despite this, we remain cautiously optimistic that there will be meaningful demand for both of these segments in 2009 as we see a good pipeline of opportunities ahead of us.”

“Huron’s variable labor cost model and pay-for-performance compensation system along with other cost management efforts helped mitigate our fourth quarter revenue shortfalls. We believe our variable labor and pay-for-performance models give us the flexibility needed to manage through an uncertain market in 2009.”

Fourth Quarter 2008 Results
Revenues of $164.0 million for the fourth quarter of 2008 increased 20.6% from $136.0 million for the fourth quarter of 2007. The Company’s fourth quarter 2008 operating income increased 22.7% to $28.5 million compared to $23.2 million in the fourth quarter of 2007. Net income was $11.8 million, or $0.59 per diluted share, for the fourth quarter of 2008 compared to $11.5 million, or $0.63 per diluted share, for the same period last year. Financial results for the fourth quarter of 2008 included $2.8 million of rapid amortization on intangible assets compared to $1.2 million during the fourth quarter of 2007.

Fourth quarter 2008 earnings before interest, taxes, depreciation and amortization ("EBITDA")(6) increased 32.2% to $38.6 million, or 23.5% of revenues, compared to $29.2 million, or 21.5% of revenues, in the comparable quarter last year. Adjusted EBITDA(6), which excludes share-based compensation expense, rose 29.4% to $45.0 million, or 27.4% of revenues, compared to $34.8 million, or 25.6% of revenues, in the comparable quarter last year.

The average number of full-time billable consultants(1) increased 26.4% to 1,515 in the fourth quarter of 2008 compared to 1,199 in the same quarter last year. Huron also has a number of consultants who work variable schedules as needed by clients and full-time employees who provide software support and maintenance services to our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. The average number of these full-time equivalent professionals(4) increased 30.5% to 804 in the fourth quarter of 2008 compared to 616 for the comparable period in 2007. Full-time billable consultant utilization rate was 71.3% during the fourth quarter of 2008 compared with 69.9% during the same period last year. Average billing rate per hour for full-time billable consultants was $259 for the fourth quarter of 2008 compared to $275 for the fourth quarter of 2007.

Full Year 2008 Results
Revenues of $615.5 million for the full year ended December 31, 2008 increased 22.0% from $504.3 million for the full year ended December 31, 2007. The Company’s operating income increased 9.4% to $91.6 million for the full year ended December 31, 2008 compared to $83.7 million for the same period last year. Net income was $40.7 million, or $2.13 per diluted share, for the full year ended December 31, 2008 compared to $41.9 million, or $2.32 per diluted share, for the comparable period last year. Financial results for the full year 2008 and 2007 included $4.8 million and $7.9 million, respectively, of rapid amortization of intangible assets.

Full year 2008 EBITDA(6) increased 11.6% to $121.6 million, or 19.8% of revenues, compared to $108.9 million, or 21.6% of revenues, in the comparable period last year. Adjusted EBITDA(6), which excludes share-based compensation expense and restructuring charges, increased 17.1% to $150.7 million, or 24.5% of revenues, compared to $128.8  million, or 25.5% of revenues, in the same period last year.

Huron’s full-time billable consultant utilization rate was 68.8% during the full year 2008 compared to 74.6 % during the full year 2007. Average billing rate per hour for full-time billable consultants was $263 for the full year 2008 compared to $278 for 2007.

Operating Segments Results
Huron continues to demonstrate the success of its broad portfolio of service offerings with solid revenue growth based upon strong market demand. The Company’s operating segments are as follows: Health and Education Consulting; Accounting & Financial Consulting (previously named Financial Consulting); Legal Consulting; and Corporate Consulting. Segment results and related footnotes are included in the attached schedules and in Huron’s Form 10-K filing for the year ended December 31, 2008.

Outlook for 2009
Huron has decided that, effective with the current quarter, it will only provide a full year outlook on revenues, EBITDA, operating income and diluted earnings per share.

Based on currently available information, the Company anticipates full year 2009 revenues before reimbursable expenses in a range of $730 million to $770 million, EBITDA in a range of $162 million to $173 million, operating income in a range of $132 million to $143 million, and between $3.10 and $3.40 in diluted earnings per share.

Share-based compensation expense of approximately $30.5 million is included in the full year 2009 estimates. Weighted average diluted share counts for 2009 are estimated to be 20.7 million.

Fourth Quarter and Full Year 2008 Webcast
The Company will host a webcast to discuss its financial results today at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). The conference call is being webcast by Thomson and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

About Huron Consulting Group
Huron Consulting Group helps clients in diverse industries improve performance, comply with complex regulations, resolve disputes, recover from distress, leverage technology, and stimulate growth. The Company teams with its clients to deliver sustainable and measurable results. Huron provides services to a wide variety of both financially sound and distressed organizations, including leading academic institutions, healthcare organizations, Fortune 500 companies, medium-sized businesses, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning Huron Consulting Group's current expectations about the Company's future results are "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continues.” These forward-looking statements reflect our current expectation about our future results, levels of activity, performance or achievements, including without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions, including those in the credit markets, do not continue to deteriorate substantially. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Therefore, you should not place undue reliance on these forward-looking statements. Please see “Risk Factors” in our 2008 Annual Report on Form 10-K for a complete description of the material risks we face.

Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com

Investor Contact:
Gary L. Burge, Chief Financial Officer
312-583-8722
investor@huronconsultinggroup.com

###

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2008	2007	2008	2007
Revenues and reimbursable expenses:
Revenues	$164,015	$135,966	$615,476	$504,292
Reimbursable expenses	15,826	11,430	56,700	43,661
Total revenues and reimbursable expenses	179,841	147,396	672,176	547,953
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	90,706	79,739	360,404	293,387
Intangible assets amortization	3,545	1,241	6,629	7,993
Reimbursable expenses	15,795	11,410	56,717	43,449
Total direct costs and reimbursable expenses	110,046	92,390	423,750	344,829
Operating expenses:
Selling, general and administrative	34,771	27,068	131,148	102,176
Depreciation and amortization	6,523	4,705	23,291	17,207
Restructuring charges	—	—	2,343	—
Total operating expenses	41,294	31,773	156,782	119,383
Operating income	28,501	23,233	91,644	83,741
Other income (expense):
Interest expense, net of interest income	(4,708)	(2,392)	(13,773)	(8,263)
Other income (expense)	(1,884)	(117)	(2,731)	19
Total other expense	(6,592)	(2,509)	(16,504)	(8,244)
Income before provision for income taxes	21,909	20,724	75,140	75,497
Provision for income taxes	10,110	9,222	34,489	33,596
Net income	$11,799	$11,502	$40,651	$41,901

Earnings per share:
Basic	$0.62	$0.67	$2.23	$2.47
Diluted	$0.59	$0.63	$2.13	$2.32

Weighted average shares used in calculating earnings per share:
Basic	19,180	17,169	18,257	16,944
Diluted	20,074	18,228	19,082	18,033

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$14,106	$2,993
Receivables from clients, net	88,071	86,867
Unbilled services, net	43,111	28,245
Income tax receivable	3,496	13,492
Deferred income taxes	15,708	13,680
Prepaid expenses and other current assets	14,563	10,435
Total current assets	179,055	155,712
Property and equipment, net	44,708	38,147
Deferred income taxes	2,064	3,628
Other non-current assets	15,722	8,737
Intangible assets, net	32,372	13,936
Goodwill	505,676	223,053
Total assets	$779,597	$443,213

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,505	$5,823
Accrued expenses	27,361	15,208
Accrued payroll and related benefits	48,374	58,279
Accrued consideration for business acquisitions	60,099	34,962
Income tax payable	2,086	1,342
Deferred revenues	21,208	5,278
Note payable and current portion of capital lease obligations	518	1,309
Total current liabilities	166,151	122,201
Non-current liabilities:
Deferred compensation and other liabilities	5,511	3,795
Capital lease obligations, net of current portion	204	234
Bank borrowings	280,000	123,500
Deferred lease incentives	8,705	9,699
Total non-current liabilities	294,420	137,228
Commitments and contingencies	—	—
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 21,387,679 and 19,279,176 shares issued at December 31, 2008 and 2007, respectively	202	182
Treasury stock, at cost, 404,357 and 589,755 shares at December 31, 2008 and 2007, respectively	(21,443)	(20,703)
Additional paid-in capital	211,464	116,148
Retained earnings	128,752	88,101
Accumulated other comprehensive income	51	56
Total stockholders’ equity	319,026	183,784
Total liabilities and stockholders’ equity	$779,597	$443,213

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve months ended December 31,
	2008	2007
Cash flows from operating activities:
Net income	$40,651	$41,901
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,920	25,200
Share-based compensation	26,807	19,812
Allowances for doubtful accounts and unbilled services	5,477	7,306
Deferred income taxes	520	1,384
Other	—	15
Changes in operating assets and liabilities, net of businesses acquired:
Decrease (increase) in receivables from clients	6,386	(30,957)
Increase in unbilled services	(12,380)	(8,016)
Decrease (increase) in current income tax receivable / payable, net	11,066	(8,512)
Increase in other assets	(8,620)	(7,377)
Increase in accounts payable and accrued liabilities	5,494	4,271
Increase (decrease) in accrued payroll and related benefits	(13,051)	13,964
Increase (decrease) in deferred revenues	8,930	(3,062)
Net cash provided by operating activities	101,200	55,929

Cash flows from investing activities:
Purchases of property and equipment, net	(19,821)	(18,909)
Net investment in life insurance policies	(1,093)	(2,245)
Purchases of businesses, net of cash acquired	(229,947)	(168,209)
Net cash used in investing activities	(250,861)	(189,363)

Cash flows from financing activities:
Proceeds from exercise of stock options	397	562
Shares redeemed for employee tax withholdings	(6,162)	(10,084)
Tax benefit from share-based compensation	12,234	14,957
Proceeds from borrowings under line of credit	631,500	340,500
Repayments on line of credit	(475,000)	(225,000)
Principal payments of note payable and capital lease obligations	(1,432)	(1,136)
Net cash provided by financing activities	161,537	119,799

Effect of exchange rate changes on cash	(763)	56

Net increase (decrease) in cash and cash equivalents	11,113	(13,579)
Cash and cash equivalents at beginning of the period	2,993	16,572
Cash and cash equivalents at end of the period	$14,106	$2,993

Supplemental disclosure of cash flow information:
Non-cash investing and financing activities:
Issuance of common stock in connection with business combinations	$61,320	$—
Issuance of common stock in connection with a business combination classified as a liability	$15,000	$—
Capitalized lease obligations incurred	$611	$398
Cash paid during the year for:
Interest	$17,065	$7,138
Income taxes	$9,254	$25,475

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended December 31,
Segment and Consolidated Operating Results (in thousands):	2008	2007	Percent Increase (Decrease)
Revenues and reimbursable expenses:
Health and Education Consulting	$90,073	$50,010	80.1%
Accounting and Financial Consulting	26,482	46,749	(43.4)%
Legal Consulting	27,555	20,437	34.8%
Corporate Consulting	19,905	18,770	6.0%
Total revenues	164,015	135,966	20.6%
Total reimbursable expenses	15,826	11,430	38.5%
Total revenues and reimbursable expenses	$179,841	$147,396	22.0%
Operating income:
Health and Education Consulting	$41,605	$21,285	95.5%
Accounting and Financial Consulting	4,436	17,761	(75.0%)
Legal Consulting	5,393	5,876	(8.2%)
Corporate Consulting	5,113	2,809	82.0%
Total segment operating income	56,547	47,731	18.5%
Operating expenses not allocated to segments	28,046	24,498	14.5%
Total operating income	$28,501	$23,233	22.7%

Other Operating Data:
Number of full-time billable consultants (at period end) (1):
Health and Education Consulting	918	439	109.1%
Accounting and Financial Consulting	306	367	(16.6%)
Legal Consulting	163	173	(5.8%)
Corporate Consulting	171	230	(25.7%)
Total	1,558	1,209	28.9%
Average number of full-time billable consultants (for the period) (1):
Health and Education Consulting	875	433
Accounting and Financial Consulting	310	368
Legal Consulting	154	171
Corporate Consulting	176	227
Total	1,515	1,199
Full-time billable consultant utilization rate (2):
Health and Education Consulting	78.6%	78.7%
Accounting and Financial Consulting	53.3%	68.4%
Legal Consulting	65.3%	66.7%
Corporate Consulting	70.9%	58.1%
Total	71.3%	69.9%
Full-time billable consultant average billing rate per hour (3):
Health and Education Consulting	$250	$283
Accounting and Financial Consulting	$249	$274
Legal Consulting	$228	$232
Corporate Consulting	$352	$289
Total	$259	$275
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting	$93	$103
Accounting and Financial Consulting	$62	$83
Legal Consulting	$66	$65
Corporate Consulting	$108	$79
Total	$85	$87

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended December 31,
Other Operating Data:	2008	2007	Percent Increase (Decrease)
Average number of full-time equivalents (for the period) (4):
Health and Education Consulting	100	51	96.1%
Accounting and Financial Consulting	121	281	(56.9%)
Legal Consulting	576	272	111.8%
Corporate Consulting	7	12	(41.7%)
Total	804	616	30.5%
Revenue per full-time equivalents (in thousands):
Health and Education Consulting	$89	$108
Accounting and Financial Consulting	$61	$58
Legal Consulting	$30	$34
Corporate Consulting	$116	$76
Total	$43	$52

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Twelve Months Ended December 31,
Segment and Consolidated Operating Results (in thousands):	2008	2007	Percent Increase (Decrease)
Revenues and reimbursable expenses:
Health and Education Consulting	$275,510	$181,439	51.8%
Accounting and Financial Consulting	134,011	156,013	(14.1%)
Legal Consulting	121,413	89,849	35.1%
Corporate Consulting	84,542	76,991	9.8%
Total revenues	615,476	504,292	22.0%
Total reimbursable expenses	56,700	43,661	29.9%
Total revenues and reimbursable expenses	$672,176	$547,953	22.7%
Operating income (5):
Health and Education Consulting	$108,784	$66,289	64.1%
Accounting and Financial Consulting	32,010	60,873	(47.4%)
Legal Consulting	37,780	28,293	33.5%
Corporate Consulting	24,426	19,961	22.4%
Total segment operating income	203,000	175,416	15.7%
Operating expenses not allocated to segments	111,356	91,675	21.5%
Total operating income	$91,644	$83,741	9.4%

Other Operating Data:
Number of full-time billable consultants (at period end) (1):
Health and Education Consulting	918	439	109.1%
Accounting and Financial Consulting	306	367	(16.6%)
Legal Consulting	163	173	(5.8%)
Corporate Consulting	171	230	(25.7%)
Total	1,558	1,209	28.9%
Average number of full-time billable consultants (for the period) (1):
Health and Education Consulting	653	381
Accounting and Financial Consulting	338	315
Legal Consulting	164	139
Corporate Consulting	207	191
Total	1,362	1,026
Full-time billable consultant utilization rate (2):
Health and Education Consulting	79.7%	79.4%
Accounting and Financial Consulting	53.4%	73.7%
Legal Consulting	62.8%	73.4%
Corporate Consulting	64.2%	67.7%
Total	68.8%	74.6%
Full-time billable consultant average billing rate per hour (3):
Health and Education Consulting	$251	$271
Accounting and Financial Consulting	$271	$290
Legal Consulting	$235	$240
Corporate Consulting	$322	$303
Total	$263	$278
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting	$381	$407
Accounting and Financial Consulting	$267	$398
Legal Consulting	$269	$305
Corporate Consulting	$394	$390
Total	$341	$387

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Twelve Months Ended December 31,
Other Operating Data:	2008	2007	Percent Increase (Decrease)
Average number of full-time equivalents (for the period) (4):
Health and Education Consulting	71	60	18.3%
Accounting and Financial Consulting	176	125	40.8%
Legal Consulting	583	338	72.5%
Corporate Consulting	8	7	14.3%
Total	838	530	58.1%
Revenue per full-time equivalents (in thousands):
Health and Education Consulting	$379	$438
Accounting and Financial Consulting	$249	$246
Legal Consulting	$133	$141
Corporate Consulting	$385	$344
Total	$180	$202

(1)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(2)
Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(3)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(4)
Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes full-time employees who provide software support and maintenance services to our clients.

(5)
Includes restructuring charges totaling $2.0 million, $0.2 million and $0.1 million for Corporate Consulting, Financial Consulting and Legal Consulting, respectively, in the twelve months ended December 31, 2008.

HURON CONSULTING GROUP INC.
RECONCILIATION OF OPERATING INCOME TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)
(in thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2008	2007	2008	2007
Revenues	$164,015	$135,966	$615,476	$504,292

Operating income	$28,501	$23,233	$91,644	$83,741
Add back:
Depreciation and amortization	10,068	5,946	29,920	25,200
Earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	38,569	29,179	121,564	108,941
Add back:
Share-based compensation	6,387	5,574	26,807	19,812
Restructuring charges	—	—	2,343	—
Total adjusted items	6,387	5,574	29,150	19,812
Adjusted EBITDA (6)	$44,956	$34,753	$150,714	$128,753
Adjusted EBITDA as a percentage of revenues	27.4%	25.6%	24.5%	25.5%

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME (6)
(in thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2008	2007	2008	2007
Net income	$11,799	$11,502	$40,651	$41,901
Diluted earnings per share	$0.59	$0.63	$2.13	$2.32
Add back:
Amortization of intangible assets	5,622	2,881	14,264	14,328
Total adjusted items (see above)	6,387	5,574	29,150	19,812
Tax effect	(4,924)	(3,458)	(17,800)	(13,963)
Total adjustments, net of tax	7,085	4,997	25,614	20,177
Adjusted net income (6)	$18,884	$16,499	$66,265	$62,078
Adjusted diluted earnings per share (6)	$0.94	$0.91	$3.47	$3.44

(6)
In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, and adjusted net income, which are non-GAAP measures. Management believes that the use of such measures, as supplements to operating income, net income and other GAAP measures, are useful indicators of the Company’s financial performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.